Exhibit 99.1

PRESS RELEASE – FOR IMMEDIATE RELEASE

PEAPACK-GLADSTONE FINANCIAL CORPORATION

ANNOUNCES COMMENCEMENT OF AT-THE-MARKET OFFERING

Bedminster, NJ, October 23, 2014 / -- Peapack-Gladstone Financial Corporation (Nasdaq Global Select Market: PGC) (the “Company”), the parent corporation of Peapack-Gladstone Bank, announced today that it has filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) and entered into a Sales Agency Agreement with Sandler O’ Neill & Partners, L.P., as sales agent, under which the Company may sell up to $50,000,000 of its no par value common stock from time to time pursuant to an “at-the-market” equity offering.

Sales of the Company’s common shares under the at-the-market offering would be made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices or as otherwise agreed with the sales agent. The Company intends to use the net proceeds from any sales of the common shares for general corporate purposes, which may include, among other things, funding the Company’s growth and expansion plans, working capital and pursuing strategic opportunities which may be presented from time to time.

The common shares to be sold in the at-the-market offering, if any, will be made pursuant to the Company’s existing effective shelf registration statement. A prospectus supplement and accompanying prospectus, dated October 23, 2014, describing the terms of the offering have been filed with the SEC.

Sandler O’Neill & Partners, L.P. is the sales agent for the at-the-market offering. Copies of the prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting Sandler O’Neill & Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, by phone at 1-866-805-4128 or by email at syndicate@sandleroneill.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The at-the-market offering may be made only by means of a prospectus supplement and the related prospectus.

About the Company

Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $2.51 billion as of September 30, 2014. Founded in 1921, Peapack-Gladstone Bank is a commercial bank that provides innovative private banking services to businesses, non-profits and consumers which help them to establish, maintain and expand their legacy. Through its private banking locations in Bedminster, Morristown, Princeton and Teaneck, its wealth management division, and its branch network and online platforms, Peapack-Gladstone Bank offers an unparalleled commitment to client service.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, investments, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to:

•	inability to successfully grow our business and implement our strategic plan, including an inability to generate revenues to offset the increased personnel and other costs related to the strategic plan;

•	inability to manage our growth;

•	a continued or unexpected decline in the economy, in particular in our New Jersey and New York market areas;

•	declines in our net interest margin caused by the low interest rate and highly competitive market;

•	declines in value in our investment portfolio;

•	higher than expected increases in our allowance for loan losses;

•	higher than expected increases in loan losses or in the level of nonperforming loans;

•	unexpected changes in interest rates;

•	a continued or unexpected decline in real estate values within our market areas;

•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III and related regulations) subject us to additional regulatory oversight which may result in increased compliance costs;

•	successful cyber attacks against our IT infrastructure and that of our IT providers;

•	higher than expected FDIC insurance premiums;

•	lack of liquidity to fund our various cash obligations;

•	reduction in our lower-cost funding sources;
•	our inability to adapt to technological changes;
•	claims and litigation pertaining to fiduciary responsibility, environmental laws and other matters; and
•	other unexpected material adverse changes in our operations or earnings.

A discussion of these and other factors that could affect our results is included in our SEC filings, including our Annual Report on form 10-K for the year ended December 31, 2013. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:
Jeffrey J. Carfora, SEVP and CFO
Peapack-Gladstone Financial Corporation
T: 908-719-4308

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